EXHIBIT 99.1

August 20, 2011

SHENGTAI PHARMACEUTICAL, INC.

Gentlemen:

I have read item 5.02 of Form 8-K dated August 20, 2011 of Shengtai Pharmaceutical, Inc. and am in agreement with the statements contained therein.

/s/ Fei He